UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2002

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	001-31468 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)

Mintflower Place
8 Par-La-Ville Road
Hamilton HM 08
Bermuda

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 296-5550

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EX-10.1 FOURTH AMENDMENT TO CREDIT AGREEMENT

Item 5. Other Events.

     Montpelier Re Holdings Ltd. (the “Company”) has entered into a Fourth Amendment Agreement to the Credit Agreement as of December 11, 2002, among the Company and Various Financial Institutions pursuant to which the Revolving Commitment Termination Date in the Credit Agreement has been changed from December 11, 2002 to December 10, 2003. The Fourth Amendment Agreement has been attached as Exhibit 10.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed as part of this report:

	10.1	Fourth Amendment Agreement to the Credit Agreement dated as of December 11, 2002 among the Company and Various Financial Institutions.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd. (Registrant)

April 8, 2003 Date	By:/s/ Neil McConachie Name: Neil McConachie Title: Financial Controller and Treasurer (chief accounting officer)

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Fourth Amendment Agreement to the Credit Agreement dated as of December 11, 2002 among the Company and Various Financial Institutions.